UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 30, 2006

MOBILITY ELECTRONICS, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-30907 (Commission File Number)	86-0843914 (IRS Employer Identification No.)

17800 N. Perimeter Dr., Suite 200, Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)
(480) 596-0061
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
     On June 30, 2006, Mobility Electronics, Inc. (“Mobility”) and RadioShack Corporation (“RadioShack”) terminated various material agreements in order to restructure their existing relationship. The material agreements that were terminated were two warrants issued to RadioShack that together provided RadioShack with the right to purchase up to a total of 1,190,476 shares of Mobility’s common stock at a price of $8.40 per share upon the achievement of certain performance results by Mobility (the “Warrants”), and a Sales Representative Agreement by and between Mobility and RadioShack (the “Sales Representative Agreement”) pursuant to which RadioShack engaged in the sale of power products for low power mobile electronic devices. A copy of the press release issued by Mobility in connection with these terminations and the restructuring of their relationship is attached as Exhibit 99.1 to this report. No early termination penalties were incurred by either party with respect to the termination of the Warrants and the Sales Representative Agreement.
     The foregoing descriptions of the Warrants and the Sales Representative Agreement are qualified in their entirety by reference to the terms of such agreements which were previously filed as Exhibits 4.3, 4.4 and 10.2 to the Current Report on Form 8-K dated March 31, 2005.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press release issued July 6, 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOBILITY ELECTRONICS, INC.

Dated: July 6, 2006	By:	/s/ Charles R. Mollo

	Name:	Charles R. Mollo
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description of Document

99.1	Press release issued July 6, 2006.